Exhibit 32.1

Certification of Chief Executive Officer Required by Rule 13a-14(b)
and Section 1350 of Chapter 63 of Title 18 of the United States Code

            I, Douglas A. Pertz, Chairman and Chief Executive Officers of IMC Global Inc., and in that capacity also serving as the chief executive officer of IMC Phosphates Company, certify that (i) the Annual Report on Form 10-K for the Fiscal Year ended December 31, 2003 of IMC Phosphates Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of IMC Phosphates Company.

March 12, 2004

          Douglas A. Pertz
 Douglas A. Pertz

Return to IMC Phosphates Company Form 10-K